Exhibit 10.22

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made and entered into as of this ___ day of April, 2021, by and among Aveanna Healthcare Holdings Inc., a Delaware corporation (“Parent”), Aveanna Healthcare Intermediate Holdings LLC, a Delaware limited liability company (“Intermediate”) and Aveanna Healthcare LLC, a Delaware limited liability company (“Aveanna” and together with Parent, and Intermediate, each a “Company” and, collectively, the “Companies”), and ____________ (“Indemnitee”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 15 hereof.

WHEREAS, in light of the litigation costs and risks to directors, managers and officers resulting from their service to companies, and the desire of the Companies to attract and retain qualified individuals to serve as directors, managers and officers for the Company Entities, it is reasonable, prudent and necessary for each of the Companies to indemnify and advance expenses on behalf of the Company Entities’ directors, managers and officers to the extent permitted by applicable Law so that they will serve or continue to serve the Company Entities free from undue concern regarding such risks;

WHEREAS, the Companies have requested that Indemnitee serve or continue to serve as a director and/or officer of one or more of the Companies and may have requested or may in the future request that Indemnitee serve one or more of the other Company Entities as a director, manager or officer or in other capacities;

WHEREAS, Indemnitee has agreed to serve as a director and/or officer of one or more of the Companies on the condition that Indemnitee be so indemnified; and

WHEREAS, Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Designating Stockholders or former Designating Stockholders (or their respective affiliates), which Indemnitee, the Companies and the Designating Stockholders or former Designating Stockholders (or their respective affiliates) intend to be secondary to the primary obligation of the Companies to indemnify Indemnitee as provided herein, with the Companies’ acknowledgement of and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve as a director and/or officer of one or more of the Companies.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Companies and Indemnitee do hereby covenant and agree as follows:

1. Services by Indemnitee. Indemnitee agrees to serve as a director and/or officer of one or more of the Companies.

2. Indemnification.

(a) General. On the terms and subject to the conditions of this Agreement, the Companies shall, to the fullest extent permitted by applicable law (as such may be in existence on the date hereof or amended from time to time, “Law”), indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all liabilities, judgments, fines, penalties, costs, Expenses, losses, excise taxes, amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such liabilities, losses, judgements, fines, penalties, costs and amounts paid in settlement) (collectively, “Losses”) that Indemnitee incurs and that result from, arise in connection with or are by reason of Indemnitee’s Corporate Status, and shall advance Expenses to Indemnitee. The obligations of the Companies under this Agreement (a) are joint and several obligations of each Company, (b) shall continue during the period Indemnitee is a director or officer of any Company and after such time as Indemnitee ceases to serve as a director or officer of the Companies or in any other Corporate Status, and (c) include, without limitation, claims for monetary damages against Indemnitee in respect of any actual or alleged liability or other loss of Indemnitee, to the fullest extent permitted under applicable Law (including, if applicable, Section 145 of the General Corporation Law of the State of Delaware).

(b) Indemnity of Indemnitee by Subsidiary of Company. Notwithstanding and in addition to any other provision of this Agreement, in the event that Indemnitee serves, now or in the future, as a director, member of the board of managers or in a similar position with any of the Companies’ subsidiaries, in consideration for such service, Indemnitee shall be indemnified and be entitled to rights of advancement and contribution from any such subsidiary to the maximum extent permitted by this Agreement and by applicable Law. Such indemnification, advancement and contribution shall be made pursuant to comparable procedures as those set forth in this Agreement. Each Company hereby represents that it is or will be duly authorized and empowered on behalf of each such subsidiary described in the preceding sentence to provide such indemnification, advancement and contribution as set forth in this Section 2(b) and further agrees to take any and all actions necessary to cause each such subsidiary to effectuate such indemnification, advancement and contribution. In the event that any such subsidiary against which Indemnitee is entitled to such indemnification, advancement and contribution fails to provide such indemnification, advancement or contribution to the maximum extent permitted by this Agreement and by applicable Law, each Company agrees to provide to Indemnitee any and all indemnification, advancement and contribution to the maximum extent permitted by this Agreement and by applicable Law on behalf of such subsidiary. The rights of indemnification, advancement and contribution provided to Indemnitee by any subsidiary of any Company are not exclusive of any other rights which Indemnitee may have from such subsidiary under statute, bylaw, agreement, vote of the board of directors or board of managers of such subsidiary or otherwise.

3. Proceedings Other Than Proceedings by or in the Right of the Companies. If in connection with, or by reason of, Indemnitee’s Corporate Status Indemnitee was, is, or is threatened to be made, a party to or a participant in any Proceeding other than a Proceeding by or in the right of any of the Companies to procure a judgment in its favor, the Companies shall, to the fullest extent permitted by Law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Losses incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein.

4. Proceedings by or in the Right of the Companies. If in connection with, or by reason of, Indemnitee’s Corporate Status Indemnitee was, is, or is threatened to be made, a party to or a participant in any Proceeding brought by or in the right of any of the Companies to procure a judgment in its favor, the Companies shall, to the fullest extent permitted by Law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding; provided, however, that indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged by a court of competent jurisdiction to be liable to the applicable Company only if (and only to the extent that) the Court of Chancery of the State of Delaware or other court in which such Proceeding shall have been brought or is pending (the “Trial Court”) shall determine that despite such adjudication of liability and in light of all circumstances such indemnification may be made.

5. Mandatory Indemnification in Case of Successful Defense. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in defense of any Proceeding (including, without limitation, any Proceeding brought by or in the right of any Company), the Companies shall, to the fullest extent permitted by Law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection therewith. If Indemnitee is not wholly successful in defense of such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Companies shall, to the fullest extent permitted by Law, indemnify Indemnitee against all Expenses incurred by Indemnitee or on behalf of Indemnitee in connection with each successfully resolved claim, issue or matter. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, on substantive or procedural grounds, shall be deemed to be a successful result as to such claim, issue or matter.

6. Partial Indemnification; Contribution.

(a) Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement or otherwise to indemnification by any of the Companies for some or a portion of the Losses incurred by Indemnitee or on behalf of Indemnitee in connection with a Proceeding or any claim, issue or matter therein, in whole or in part, the Companies shall, to the fullest extent permitted by Law, indemnify Indemnitee to the fullest extent to which Indemnitee is entitled to such indemnification.

(b) Contribution.

(i) Whether or not any indemnification provided elsewhere in this Agreement is available, in respect of any threatened, pending or completed action, suit or proceeding in which one or more of the Companies are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Companies shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Companies hereby waive and relinquish any right of contribution they may have against Indemnitee.

(ii) Without diminishing or impairing the obligations of the Companies set forth in the preceding subsection, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Companies are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Companies shall contribute to the amount of Losses actually incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Companies and all officers, directors or employees of the Companies, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to Law, be further adjusted by reference to the relative fault of the Companies and all officers, directors or employees of the Companies other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Losses, as well as any other equitable considerations that the applicable Law of the State of Delaware (or other applicable Law) may require to be considered. The relative fault of the Companies and all officers, directors or employees of the Companies, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(iii) The Companies hereby agree to fully indemnify and hold Indemnitee harmless from any claims of contribution that may be brought by officers, directors or employees of the Companies, other than Indemnitee, who may be jointly liable with Indemnitee.

(iv) To the fullest extent permissible under applicable Law and without diminishing or impairing the obligations of the Companies set forth in the preceding subsections of this Section 6, if the indemnification obligations of the Companies provided for in this Agreement are unavailable to Indemnitee for any reason whatsoever, the Companies, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee for Losses in connection with any claim relating to an indemnifiable event under this Agreement in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Companies and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Companies (and their directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

7. Indemnification for Additional Expenses Incurred to Secure Recovery or as Witness.

(a) The Companies shall, to the fullest extent permitted by Law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, any and all Expenses and, if requested by Indemnitee, shall advance on an as-incurred basis (as provided in Section 9 of this Agreement) such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action or proceeding or part thereof brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Companies under this Agreement, any other agreement, or the Organizational Documents of the applicable Company as now or hereafter in effect; or (ii) recovery under any director and officer liability insurance policies maintained by any Company Entity.

(b) To the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness (or is forced or asked to respond to discovery requests) in any Proceeding to which Indemnitee is not a party, the Companies shall, to the fullest extent permitted by Law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, and the Companies will advance on an as-incurred basis (as provided in Section 9 of this Agreement), all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection therewith.

8. Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for elsewhere in this Agreement, the Companies shall and hereby do, to the fullest extent permitted by Law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against all Losses incurred by Indemnitee or on behalf of Indemnitee, if, by reason of Indemnitee’s Corporate Status, Indemnitee was, is, or is threatened to be made, a party to or a participant in any Proceeding (including a Proceeding by or in the right of the Companies), including, without limitation, all liability arising out of the ordinary negligence of Indemnitee (other than the fraud of Indemnitee). The only limitation that shall exist upon the Companies’ obligations pursuant to this Agreement shall be that the Companies shall not be obligated to make any payment to Indemnitee if a Trial Court issues a final non-appealable judicial determination that Indemnitee is not entitled to indemnification.

9. Advancement of Expenses. The Companies shall, to the fullest extent permitted by Law, pay on a current and as-incurred basis all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding in any way connected with, resulting from or relating to Indemnitee’s Corporate Status. Such Expenses shall be paid in advance of the final disposition of such Proceeding, without regard to whether Indemnitee will ultimately be entitled to be indemnified for such Expenses and without regard to whether an Adverse Determination has been or may be made, except as contemplated by Section 10(f) of this Agreement. Following a final disposition of such Proceeding, if any, Indemnitee shall repay such amounts advanced only if and to the extent that an Adverse Determination is made and not challenged, as provided in Section 10(f), or if it shall ultimately be determined in a decision by a court of competent jurisdiction from which no appeal can be taken, following a challenge to an Adverse Determination as provided in Section 10(f), that Indemnitee is not entitled to be indemnified by the Companies for such Expenses.

10. Indemnification Procedures.

(a) Notice of Proceeding. Indemnitee agrees to notify the Companies promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter that may be subject to indemnification or advancement of Expenses hereunder. Any failure by Indemnitee to notify any Company will relieve the Companies of its advancement or indemnification obligations under this Agreement only to the extent the Companies can establish that such omission to notify resulted in actual and material prejudice to it, and the omission to notify such Companies will, in any event, not relieve any Company from any liability that it may have to indemnify Indemnitee otherwise than under this Agreement.

(b) Defense; Settlement. The Companies shall have the sole right and obligation to control the defense or conduct of any claim or Proceeding with respect to Indemnitee. The Companies shall not, without the prior written consent of Indemnitee, which may not be unreasonably withheld, effect any settlement or compromise of any Proceeding against Indemnitee which imposes any cost or liability on Indemnitee unless such settlement or compromise solely involves the payment of money for which the Indemnitee will be fully indemnified or performance of any obligation by persons other than Indemnitee. The Companies shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Proceeding against Indemnitee if such settlement is effected by Indemnitee without the Companies’ prior written consent.

(c) Request for Advancement; Request for Indemnification.

(i) To obtain advancement of Expenses under this Agreement, Indemnitee shall submit to the Companies a written request therefor, together with such invoices or other supporting information as may be reasonably requested by the Companies and reasonably available to Indemnitee, and, only to the extent required by applicable Law and/or any applicable Organizational Documents that cannot be waived, an unsecured written undertaking to repay Expenses advanced. The Companies shall make advance payment of Expenses to Indemnitee no later than ten (10) days after receipt of the written request for advancement (and each subsequent request for advancement) by Indemnitee.

(ii) To obtain indemnification under this Agreement, at any time after submission of a request for advancement of Expenses pursuant to Section 10(c)(i) of this Agreement, Indemnitee may submit a written request for indemnification hereunder. The time at which Indemnitee submits a written request for indemnification shall be determined by the Indemnitee in the Indemnitee’s sole discretion. Once Indemnitee submits such a written request for indemnification (and only at such time that Indemnitee submits such a written request for indemnification), a Determination shall thereafter be made, as provided in and only to the extent required by Section 10(d) of this Agreement. In no event shall a Determination be made, or required to be made, as a condition to or otherwise in connection with any advancement of Expenses pursuant to Section 9 and Section 10(c)(i) of this Agreement. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Companies, or to provide such a request in a timely fashion, shall not relieve the Companies of any liability that they may have to Indemnitee under this Agreement unless, and to the extent that, such failure actually and materially prejudices the interests of the Companies.

(d) Determination. The Companies agree that Indemnitee shall be indemnified to the fullest extent permitted by Law and that no Determination shall be required in connection with such indemnification unless specifically required by applicable Law that cannot be waived. In no event shall a Determination be required in connection with indemnification for Expenses incurred as a witness pursuant to Section 7 of this Agreement or incurred in connection with any Proceeding or portion thereof with respect to which Indemnitee has been successful on the merits or otherwise. Any decision that a Determination is required by Law in connection with any other indemnification of Indemnitee, and any such Determination, shall be made within thirty (30) days after receipt of Indemnitee’s written request for indemnification pursuant to Section 10(c)(ii) (the “Determination Period”) and such Determination shall be made either (i) by the Board of Directors by majority vote or consent of a quorum consisting of only Disinterested Directors, or (ii) if such a quorum of Disinterested Directors cannot be obtained, by Independent Counsel in a written opinion to the Companies and Indemnitee. If a Determination is requested but is not made during the Determination Period, then the requisite Determination shall be deemed a Favorable

Determination and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable Law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making such Determination in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto. If a Determination is made that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within twenty (20) days after such Determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such Determination, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such Determination. Any Independent Counsel or Disinterested Directors, as the case may be, shall act reasonably and in good faith in making a Determination under this Agreement. Any Expenses incurred by Indemnitee in so cooperating with the Disinterested Directors or Independent Counsel, as the case may be, making such Determination shall be advanced and borne by the Companies (irrespective of the Determination as to Indemnitee’s entitlement to indemnification) and each Company is liable to indemnify and hold Indemnitee harmless therefrom. Notwithstanding anything in this Agreement to the contrary, no Determination shall be required to be made prior to the final disposition of the Proceeding.

(e) Independent Counsel. In the event that the Determination is to be made by Independent Counsel pursuant to Section 10(d) of this Agreement, the Independent Counsel shall be selected as provided in this Section 10(e). The Independent Counsel shall be selected by the Disinterested Directors (unless there are no Disinterested Directors, in which case Indemnitee shall select the Independent Counsel in the Indemnitee’s sole discretion), and the Board of Directors or the Indemnitee, as the case may be, shall give written notice to the other, advising the Board of Directors or Indemnitee, as the case may be, of the identity of the Independent Counsel so selected. The Board of Directors or the Indemnitee, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Indemnitee or the Board of Directors, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 10(c)(ii) of this Agreement, no Independent Counsel shall have been selected and not objected to, either the Board of Directors or Indemnitee may petition a court of competent jurisdiction for resolution of any objection that shall have been made by the Board of Directors or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 10(d) of this Agreement. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 10(f) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing). Any expenses incurred by Independent Counsel shall be borne by the Companies (irrespective of the Determination of Indemnitee’s entitlement to indemnification) and not by Indemnitee.

(f) Consequences of Determination; Remedies of Indemnitee. The Companies shall be bound by and shall have no right to challenge a Favorable Determination. If an Adverse Determination is made, or if for any other reason the Companies do not make timely indemnification payments or advances of Expenses, or the Companies or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided hereunder, Indemnitee shall have the right to commence a Proceeding before a court of competent jurisdiction to challenge such Adverse Determination, and/or to require the Companies to make such payments or advances, and/or to recover damages for breach of this Agreement, and/or to recover under any directors’ and officers’ liability insurance policies maintained by the Companies (and the Companies shall have the right to defend their position in such Proceeding and to appeal any adverse judgment in such Proceeding but shall not oppose Indemnitee’s right to seek such adjudication). Indemnitee shall be entitled to be indemnified for all Expenses incurred in connection with such a Proceeding and to have such Expenses advanced by the Companies in accordance with Section 9 of this Agreement, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery. The Companies shall not oppose Indemnitee’s right to seek any such adjudication. If Indemnitee fails to challenge an Adverse Determination, or if Indemnitee challenges an Adverse Determination and such Adverse Determination has been upheld by a final judgment of a court of competent jurisdiction from which no appeal can be taken, then, to the extent and only to the extent required by such Adverse Determination or final judgment, the Companies shall not be obligated to indemnify or advance Expenses to Indemnitee under this Agreement. In the event that an Adverse Determination has been made, any judicial proceeding commenced pursuant to this Section 10(f) shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the Adverse Determination. The Companies authorize the Indemnitee from time to time to retain one counsel of Indemnitee’s choice reasonably acceptable to the Board of Directors, at the expense of the Companies to the extent provided under applicable Law, to advise and represent Indemnitee in connection with any such judicial adjudication or recovery, including without limitation, the initiation or defense of any litigation or other legal action, whether by or against the Companies or any director, officer, stockholder or other person affiliated with the Companies; provided that (A) the employment of counsel by Indemnitee has been previously authorized by the Companies and (B) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Companies and Indemnitee with respect to any judicial action. The Companies shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable.

(g) Presumptions; Burden and Standard of Proof. The parties intend and agree that, to the extent permitted by Law, in connection with any Determination with respect to Indemnitee’s entitlement to indemnification hereunder by any person, including a court:

(i) it will be presumed that Indemnitee is entitled to indemnification under this Agreement, and (A) the Company Entities or any other person or entity challenging such right will have the burden of proof and the burden of persuasion by clear and convincing evidence to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption, and (B) neither the failure of the Companies (including by its directors or Independent Counsel) to have made a Determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual Determination by the Companies (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has not met the applicable standard of conduct;

(ii) a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty, and therefore in the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding, and anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence;

(iii) the termination of any action, suit or Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create an unfavorable presumption against Indemnitee; and

(iv) Indemnitee will be deemed to have acted reasonably if Indemnitee’s action is based on the records or books of account of the applicable Company Entity, including financial statements, or on information supplied to Indemnitee by the officers, employees, or committees of the board of directors (or equivalent governing body) of the applicable Company Entity, or on the advice of legal counsel for the applicable Company Entity or on information or records given in reports made to the applicable Company Entity by an independent certified public accountant or by an appraiser or other expert or advisor selected with reasonable care by the applicable Company Entity.

The provisions of this Section 10(g) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement. In addition, whether or not the foregoing provisions of this Section 10(g) are satisfied, it shall in no event create any unfavorable presumption with respect to Indemnitee’s actions. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

11. Insurance; Subrogation; Other Rights of Recovery, etc.

(a) Each Company may purchase and maintain a policy or policies of insurance with reputable insurance companies, providing Indemnitee with coverage for any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf by reason of Indemnitee’s Corporate Status, or arising out of Indemnitee’s status as such, whether or not any such Company would have the power to indemnify Indemnitee against such liability. With respect to each Company, such insurance policies shall have coverage terms and policy limits at least as favorable to Indemnitee as the insurance coverage provided to any other director or officer of such Company Entity.

(b) In the event of any payment by any Company under this Agreement, such Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee against any other Company Entity, and Indemnitee hereby agrees, as a condition to obtaining any advancement or indemnification from the Companies, to assign to such Company all of Indemnitee’s rights to obtain from such other Company Entity such amounts to the extent that they have been paid by such Company to or for the benefit of Indemnitee as advancement or indemnification under this Agreement and are adequate to indemnify Indemnitee with respect to the costs, Expenses or other items to the full extent that Indemnitee is entitled to indemnification or other payment hereunder; and Indemnitee will (upon request by the Companies) execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable such Company to bring suit or enforce such rights.

(c) Each of the Companies hereby acknowledges that Indemnitee has or may have certain rights to indemnification, advancement of expenses and/or insurance provided by a Designating Stockholder (or former Designating Stockholder) or any affiliate thereof. Each of the Companies hereby unconditionally and irrevocably waives, relinquishes and releases, and covenants and agrees not to exercise (and to cause each of the other Company Entities not to exercise), any rights that such Company may now have or hereafter acquire against any Designating Stockholder (or former Designating Stockholder) or any affiliate thereof or Indemnitee that arise from or relate to the existence, payment, performance or enforcement of the Companies’ obligations under this Agreement or under any other indemnification agreement (whether pursuant to contract or Organizational Documents) with any person or entity, including, without limitation, any right of subrogation (whether pursuant to contract or common law), reimbursement, exoneration, contribution or indemnification, or to be held harmless, and any right to participate in any claim or remedy of Indemnitee against any Designating Stockholder (or former Designating Stockholder) or any affiliate thereof or Indemnitee, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Designating Stockholder (or former Designating Stockholder) or any affiliate thereof or Indemnitee, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any Designating Stockholder or former Designating Stockholder (or any affiliate thereof) is or was a party or is threatened to be made a party to or is otherwise involved in (including, without limitation, as a witness or responding to discovery) any Proceeding, and such Designating Stockholder’s or former Designating Stockholder’s (or such affiliate’s) involvement in the Proceeding arises from the Indemnitee’s Corporate Status, or from such Designating Stockholder’s or former Designating Stockholder’s (or such affiliate’s) financial interest (whether through equity, debt or otherwise) in or control or alleged control of a Company Entity, then such Designating Stockholder or former Designating Stockholder (or such affiliate) shall be entitled to all of the indemnification rights and remedies (including, without limitation, the advancement of Expenses), and shall to the extent indemnified hereunder undertake the obligations, of the Indemnitee under this Agreement to the same extent as the Indemnitee.

(d) Except as provided in Section 11(c) and in this Section 11(d), the Companies shall not be liable to pay or advance to Indemnitee any amounts otherwise indemnifiable under this Agreement or under any other indemnification agreement if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise; provided, however, that: (i) the Companies hereby agree that they are the indemnitors of first resort under this Agreement and under any other indemnification agreement (i.e., their obligations to Indemnitee under this Agreement or any other agreement or undertaking to provide advancement and/or indemnification to Indemnitee are primary and any obligation of any Designating Stockholder or former Designating Stockholder (or any affiliate thereof other than a Company) to provide advancement or indemnification for the same Expenses, liabilities, losses, judgments, fines, penalties, costs and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, liabilities, losses, judgments, fines, penalties, costs and amounts paid in settlement) incurred by Indemnitee, whether pursuant to contract or Organizational Documents or otherwise, are secondary); (ii) the Companies hereby agree that, subject to the other terms and conditions of this Agreement, they shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Losses to the extent legally permitted and as required by the terms of this Agreement and/or the Organizational Documents of the Companies (or any other agreement between any Company and Indemnitee), without regard to any rights Indemnitee may have against the Designating Stockholder (or former Designating Stockholder) or any affiliate thereof; and (iii) if any Designating Stockholder or former Designating Stockholder (or any affiliate thereof other than a Company Entity) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract or Organizational Documents) with Indemnitee, then (x) such Designating Stockholder or former Designating Stockholder (or such affiliate, as the case may be) shall have a right to contribution and/or be fully subrogated to all rights of Indemnitee with respect to such payment and (y) the Companies shall fully indemnify, reimburse and hold harmless such Designating Stockholder or former Designating Stockholder (or such affiliate) for all such payments actually made by such Designating Stockholder or former Designating Stockholder (or such affiliate).

(e) The Companies’ obligation to indemnify or advance Expenses hereunder to Indemnitee in respect of or relating to Indemnitee’s service at the request of any of the Companies as a director, officer, employee, fiduciary, representative, partner or agent of any other Company Entity shall be reduced by any amount Indemnitee has actually received as payment of indemnification or advancement of Expenses from such other Company Entity, except to the extent that such indemnification payments and advance payment of Expenses when taken together with any such amount actually received from other Company Entities or under director and officer insurance policies maintained by one or more Company Entities are inadequate to fully pay all costs, Expenses or other items to the full extent that Indemnitee is otherwise entitled to indemnification or other payment hereunder.

(f) Except for the rights set forth in Sections 11(c), 11(d) and 11(e) of this Agreement, the rights to indemnification and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time, whenever conferred or arising, be entitled under applicable Law, under the Company Entities’ Organizational Documents or under any other agreement, vote of stockholders or resolution of directors or managers of any Company Entity, or otherwise, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Indemnitee’s rights under this Agreement are present contractual rights that fully vest upon Indemnitee’s first service as a director or officer of any of the Companies.

(g) No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the applicable Laws of the State of Delaware (or other applicable Law), whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company Entities’ Organizational Documents and this Agreement, it is the intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

12. Employment Rights; Successors; Third Party Beneficiaries.

(a) This Agreement shall not be deemed an employment contract between the Companies and Indemnitee. This Agreement shall continue in force as provided above after Indemnitee has ceased to serve as a director and/or officer of the Companies or any other Corporate Status.

(b) This Agreement shall be binding upon each of the Companies and their successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators.

(c) All former, current and future Designating Stockholders (and their respective affiliates) are express third party beneficiaries of this Agreement, are entitled to rely upon this Agreement, and may specifically enforce the Companies’ obligations hereunder (including but not limited to the obligations specified in Section 11 of this Agreement) as though a party hereunder.

13. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable Law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable Law. In the event any provision hereof conflicts with any applicable Law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

14. Exception to Right of Indemnification or Advancement of Expenses. Notwithstanding any other provision of this Agreement and except as provided in Section 7(a) of this Agreement or as may otherwise be agreed by any Company, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding brought by Indemnitee (other than a Proceeding by Indemnitee (i) by way of defense or counterclaim, (ii) to enforce Indemnitee’s rights under this Agreement or (iii) to enforce any other rights of Indemnitee to indemnification, advancement or contribution from the Companies under any other contract, Organizational Documents or under statute or other Law, including any rights under Section 145 of the General Corporation Law of the State of Delaware), unless the bringing of such Proceeding or making of such claim shall have been approved by the board of directors of the applicable Company.

15. Definitions. For purposes of this Agreement:

(a) “Agreement” shall have the meaning set forth in the Preamble.

(b) “Aveanna” shall have the meaning set forth in the Preamble.

(c) “Bain” means Bain Capital Private Equity, LP, and any investment fund, co-investment vehicle or other entity, or related management company or general partner, that is an affiliate of, managed by, advised by or sub-advised by the foregoing entity (other than any Company) or that is managed by, advised by or sub-advised by the same investment adviser as any of the foregoing entities or by an affiliate of such investment adviser.

(d) “Board of Directors” means the board of directors of Parent.

(e) “Companies” shall have the meaning set forth in the Preamble.

(f) “Company” shall have the meaning set forth in the Preamble.

(g) “Company Entity” means (i) any Company, (ii) any of their respective direct or indirect subsidiaries and (iii) any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise with respect to which Indemnitee serves as a director, officer, employee, partner, representative, fiduciary or agent, or in any similar capacity, at the request of any Company.

(h) “Corporate Status” describes the status of a person by reason of such person’s past, present or future service as a director or officer of any of the Companies or any of their respective direct or indirect subsidiaries or by reason of such person’s past, present or future service, at the request of any of the Companies, as a director, manager, officer, employee, fiduciary or agent of any other Company Entity.

(i) “Designated Court” shall have the meaning set forth in Section 19.

(j) “Designating Stockholder” means each of Bain and Whitney, so long as an individual designated (directly or indirectly) by Bain or Whitney or by a group of stockholders including Bain or Whitney or any of Bain’s or Whitney’s affiliates (as provided by Parent’s Organizational Documents and/or the Stockholders’ Agreement) serves as a director (or equivalent function) of any Company Entity.

(k) “Determination” means a determination that either (x) there is a reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (a “Favorable Determination”) or (y) there is no reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (an “Adverse Determination”). An Adverse Determination shall include both the decision that a Determination was required in connection with indemnification and the decision as to the applicable standard of conduct.

(l) “Determination Period” shall have the meaning set forth in Section 10(d).

(m) “Disinterested Director” means a director of Parent who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(n) “Expenses” shall mean all reasonable direct and indirect costs, fees and expenses of any type or nature whatsoever and shall specifically include, without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness, in, or otherwise participating in, a Proceeding, including, but not limited to, the premium for appeal bonds, attachment bonds or similar bonds and all interest, assessments and other charges paid or payable in connection with or in respect of any such Expenses, and shall also specifically include, without limitation, all reasonable attorneys’ fees and all other expenses incurred by or on behalf of Indemnitee in connection with preparing and submitting any requests or statements for indemnification, advancement, contribution or any other right provided by this Agreement. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amounts of judgments or fines against Indemnitee.

(o) “Indemnitee” shall have the meaning set forth in the Preamble.

(p) “Independent Counsel” means, at any time, any law firm, or a member of a law firm, that (a) is experienced in matters of corporation law and (b) is not, at such time, or has not been in the five years prior to such time, retained to represent: (i) any Company Entity or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnities under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Companies or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Companies agree to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto and to be jointly and severally liable therefor.

(q) “Intermediate” shall have the meaning set forth in the Preamble.

(r) “Law” shall have the meaning set forth in Section 2(a).

(s) “Loss” shall have the meaning set forth in Section 2(a).

(t) “Organizational Documents” means an entity’s charter, by-laws, partnership agreement, limited liability company agreement, operating agreement, indemnification agreement, or other similar or equivalent agreement or document.

(u) “Parent” shall have the meaning set forth in the Preamble.

(v) “Proceeding” includes any actual, threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened, pending or completed proceeding, whether brought by or in the right of any Company or otherwise and whether civil, criminal, administrative or investigative in nature, in which Indemnitee was, is, may be or will be involved as a party, witness or otherwise, by reason of Indemnitee’s Corporate Status or by reason of any action taken by Indemnitee or of any inaction on Indemnitee’s part while acting as director or officer (or equivalent position) of any Company Entity (in each case whether or not Indemnitee is acting or serving in any such capacity or has such status at the time any liability or expense is incurred for which indemnification or advancement of Expenses can be provided under this Agreement), including any pending on or before the date of this Agreement, but excluding any initiated by an Indemnitee pursuant to Section 10(f) of this Agreement to enforce Indemnitee’s rights under this Agreement.

(w) “Stockholders Agreement means the Amended and Restated Stockholders Agreement, dated as of [     ], 2021, by and among Parent, the Sponsors (as defined therein) and certain other stockholders of Parent, as the same may be amended from time to time.

(x) “Trial Court” shall have the meaning set forth in Section 4.

(y) Construction. Whenever required by the context, as used in this Agreement the singular number shall include the plural, the plural shall include the singular, and all words herein in any gender shall be deemed to include (as appropriate) the masculine, feminine and neuter genders.

16. Reliance; Integration.

(a) The Companies expressly confirm and agree that they have entered into this Agreement and assumed the obligations imposed on each of them hereby in order to induce Indemnitee to serve as a director and/or officer of the Companies, and the Companies acknowledge that Indemnitee is relying upon this Agreement in serving as a director and/or officer of the Companies.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

17. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in a writing identified as such by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

18. Notice. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered: (i) upon receipt if delivered personally, (ii) one Business Day after it is sent by commercial overnight courier service, or (iii) upon transmission if sent via facsimile (with acknowledgment of complete transmission or confirmation of receipt) to the parties at the following addresses (or at such other address for a party as shall be specified by such party by like notice):

(a)   If to Indemnitee, to:

c/o Aveanna Healthcare LLC

Suite 1600

400 Interstate North Parkway, SE

Atlanta, GA 30339

Attention: Chief Legal Officer and General Counsel

with a copy (which shall not constitute notice) to:

Greenberg Traurig LLP

3333 Piedmont Road, NE Suite 2500

Atlanta, GA 30305

Attention: Gary Snyder

Facsimile No.: 678-553-2120

(b)   If to any Company, to:

Aveanna Healthcare LLC

Suite 1600

400 Interstate North Parkway, SE

Atlanta, GA 30339

Attention: Shannon Drake, Chief Legal Officer and General Counsel

Facsimile No.: 678-784-4705

with a copy (which shall not constitute notice) to: Greenberg Traurig, LLP 3333 Piedmont Road, NE Suite 2500 Atlanta, GA 30305 Attn: Gary E. Snyder Facsimile: (678) 553-2120 Email: snyderg@gtlaw.com or to such other address as may have been furnished (in the manner prescribed above) as follows: (a) in the case of a change in address for notices to Indemnitee, furnished by Indemnitee to the Companies and (b) in the case of a change in address for notices to any Company, furnished by the Companies to Indemnitee.

19. Governing Law; Submission to Jurisdiction; Appointment of Agent for Service of Process. This Agreement and the legal relations among the parties shall, to the fullest extent permitted by Law, be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflicts of laws rules. The Companies and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Court of Chancery of the State of Delaware (the “Designated Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Designated Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Designated Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Designated Court has been brought in an improper or otherwise inconvenient forum.

20. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

21. Counterparts. This Agreement may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

22. Other Agreements. In the event that any Company or its direct or indirect subsidiaries enters into or amends any agreement or arrangement related to the subject matter covered herein with any other officer or director of a Company that is designated on behalf of a Designating Stockholder (or any affiliate thereof), whether on the date hereof or from time to time hereafter, and such agreement or amendment contains terms that are more favorable to such director or officer than the terms of this Agreement are to the Indemnitee, this Agreement shall be automatically revised so that the terms of such other Agreement are no more favorable to such other director or officer as the terms of this Agreement are to Indemnitee.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Parent:	AVEANNA HEALTHCARE HOLDINGS INC.

	By:	Rodney D. Windley
	Title:	Executive Chairman

Intermediate:	AVEANNA HEALTHCARE INTERMEDIATE HOLDINGS LLC

	By:	Rodney D. Windley
	Title:	Executive Chairman

Aveanna:	AVEANNA HEALTHCARE LLC

	By:	Rodney D. Windley
	Title:	Executive Chairman

Indemnitee:

Name:

Signature Page to Director Indemnification Agreement